UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2006 (November 14, 2006)
Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, Kansas 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.  Results of Operations and Financial Condition.

On November 14, 2006, EPIQ Systems, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2006.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The attached press release includes three non-GAAP financial measures that management of the Company uses and that the Company believes may be useful to investors:

•                  Non-GAAP net income, calculated as net income before amortization of acquisition-related intangibles, share based compensation, acquisition-related expenses, capitalized loan fee amortization, and embedded option mark-to-market expense/convertible debt accretion, all net of tax, and adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized;

•                  Non-GAAP earnings per share, calculated as non-GAAP income on a fully diluted per share basis; and

•                  Non-GAAP adjusted EBITDA, calculated as net income before interest/financing, taxes, depreciation, amortization, share based compensation, and acquisition-related expenses, and adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized.

Reconciliations of each of these non-GAAP measures are included in schedules to the press release filed with this report.

These non-GAAP financial measures are intended to supplement the accounting principles generally accepted in the United States of America (GAAP) financial information included in the Company’s press release by providing management and investors with additional insight regarding results of operations.  Management of the Company uses non-GAAP net income (i) in its strategic planning for the Company and (ii) in evaluating the results of operations of the Company.  The Compensation Committee of the Board of Directors also uses non-GAAP net income in evaluating the performance of management and in determining executive bonuses.  Management believes the non-GAAP net income measure provides management with additional perspective when evaluating the results of operations of the Company and may be similarly useful to investors when evaluating financial results of the Company for comparable periods for the following reasons:

•                  Certain of the adjusted items can fluctuate significantly from period-to-period due in part to the timing of completion of major acquisitions by the Company, the timing of major refinancings by the Company (whether or not related to those acquisitions) and similar events.  Management believes the adjustments to net income to account for these types of significant corporate arrangements may be useful to investors in comparing the results of operations of the Company without the effect of certain aspects of those corporate arrangements; and

•                  Certain of the adjusted items represent significant non-cash charges in computing GAAP net income, which investors may find useful in excluding from operating results to evaluate comparable periods.

Management recognizes that its use of non-GAAP net income, as with any non-GAAP financial measure, has various limitations, including the fact that each of the adjusted items may be a normally recurring expense for the Company or may involve the actual use of cash.  Nonetheless, management believes that this non-GAAP net income measure provide additional insight for investors into the operating results and business trends of the Company.  A reconciliation of non-GAAP net income to net income is included in the schedules to the press release filed with this Current Report on Form 8-K.

The Company also uses non-GAAP earnings per share, which is calculated as non-GAAP net income on a fully diluted per share basis.  Management of the Company uses non-GAAP earnings per share for the same reasons that it uses non-GAAP net income and believes that non-GAAP earnings per share may be useful to investors for the same purposes as non-GAAP net income.  The Compensation Committee of the Board of Directors uses non-GAAP earnings per share in evaluating the performance of management and in determining executive bonuses.  A reconciliation of non-GAAP earnings per share to GAAP earnings per share is included in schedules to the press release filed with this Current Report on Form 8-K.

Management also uses non-GAAP adjusted EBITDA as a non-GAAP performance measure.  Management regularly reviews EBITDA as it assesses its current and prospective operating results, including anticipated operating results for acquired businesses.  Management of the Company uses non-GAAP adjusted EBITDA (i) in its strategic planning for the Company and (ii) in evaluating the results of operations of the Company.  The Compensation Committee of the Board of Directors also uses non-GAAP adjusted EBITDA in evaluating the performance of management and in determining executive bonuses.  Management calculates non-GAAP adjusted EBITDA as net income before interest/financing, taxes, depreciation, amortization, share based compensation, and acquisition-related expenses, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized.  Management believes non-GAAP adjusted EBITDA is useful to management and may be useful to investors in evaluating the results of operations of the Company when comparing financial results for comparable periods for the following reasons:

•                  Certain of the adjusted items can fluctuate significantly from period-to-period due in part to the timing of completion of major acquisitions by the Company, the timing of major refinancings by the Company (whether or not related to those acquisitions) and similar events.  Management believes the adjustments to net income to account for these types of significant corporate arrangements may be useful to investors in comparing the results of operations of the Company without the effect of certain aspects of those corporate arrangements; and

•                  Certain of the adjusted items represent non-cash charges to net income, which investors may find useful in excluding from operating results to evaluate comparable periods.

Management recognizes that its use of non-GAAP adjusted EBITDA has various limitations, including the fact that the adjusted items may be a normally recurring expense for the Company or may involve the actual use of cash.  Nonetheless, management believes that this non-GAAP adjusted EBITDA measure provides additional insight for investors into the operating results and business trends of the Company.

A reconciliation of non-GAAP adjusted EBITDA to net income is included in a schedule to the press release filed with this report.

The information in Item 2.02 of this report and in the exhibit attached hereto (other than the table labeled “Selected Summary of Restated Results” referenced in Item 4.02 below) is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended.  The information contained in Item 2.02 and in the accompanying exhibit (other than the table labeled “Selected Summary of Restated Results” referenced in Item 4.02 below) is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 4.02               Non-Reliance on Previously Issued Financial Statements.

On November 14, 2006 the Audit Committee of the Board of Directors of EPIQ Systems, Inc., in consultation with the Company’s management, concluded that the previously issued financial statements of the Company for the years ended December 31, 2003, 2004 and 2005 and the related independent registered public accounting firm’s reports thereon, and the unaudited quarterly financial information previously reported for fiscal year 2004 and 2005 and the quarters ended March 31 and June 30, 2006, should no longer be relied upon and will require restatement.  The restated treatment under GAAP for this arrangement does not affect the Company’s cumulative revenue and operating income reported over the life of the arrangement from inception of this arrangement in October 2003 through September 30, 2006.  This restatement will have the effect of deferring revenue and operating income as explained below.  Cash was received each month during the term of the arrangement, and previously reported net cash flow results remain unchanged for each period reported from October 2003 through September 30, 2006.

As previously reported on October 24, 2006, in conjunction with a routine U.S. Securities and Exchange Commission (SEC) review of the Company’s Form S-3 Registration Statement and its periodic reports incorporated by reference therein, the Company requested guidance from the SEC Office of the Chief Accountant in analyzing the application of certain technical revenue recognition accounting rules pertaining to a business arrangement entered into in the ordinary course of business.   The request for guidance related to the application of Statement of Position 97-2, Software Revenue Recognition, (SOP 97-2) to a multi-element arrangement entered into in October 2003 and whether the Company had vendor-specific objective evidence (VSOE) for the pricing of each element of this arrangement.

The Company’s management presented to the SEC Office of the Chief Accountant the Company’s historical accounting treatment for that arrangement and also presented an alternative treatment for the arrangement under GAAP.  After discussions with the Office of the Chief Accountant, on November 13, 2006, the Company received guidance from the SEC that the alternative treatment for that arrangement is the appropriate application of GAAP to that arrangement.  Based on that guidance, the Audit Committee, in consultation with the Company’s management, concluded that the financial statements referenced above, which are the financial statements affected by this business arrangement, will require restatement.

The Company’s Audit Committee has discussed the matters set forth above with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.  Deloitte & Touche LLP has served as the Company’s independent accounting firm since September 2000.

As noted above, the restated treatment for this arrangement under GAAP does not affect the Company’s cumulative revenue and operating income reported over the life of the arrangement from inception of this arrangement in October 2003 through September 30, 2006.  The restated financial statements will, however, reflect the deferral of approximately $66 million of revenue recognize during the period beginning fourth quarter of 2003 through the first quarter of 2006.  Approximately $60 million of this deferred amount will be recognized during the second quarter of 2006 and approximately $6 million of this deferred amount will be recognized during the third quarter of 2006, when all elements under the October 2003 contract were delivered.  As no basis exists to defer the related costs under the application of GAAP to this arrangement, each period’s pre-tax income will be reduced by the full amount of the revenue that is deferred.  Cash was received each month during the term of the arrangement, and previously reported net cash flow results remain unchanged for each period reported from October 2003 through September 30, 2006.

A table labeled “Selected Summary of Restated Results” summarizing certain unaudited effects of the restatement on the Company’s operations, balance sheets, and operating cash flows for the above-referenced periods is included in the press release filed as an exhibit to this report, which table is incorporated herein by reference.

The Company expects to file its restated financial statements for the affected periods as soon as practicable.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	EPIQ Systems, Inc. Press Release issued November 14, 2006, reporting third quarter ended September 30, 2006 financial results and restatement of prior period financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: November 14, 2006

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board
and Chief Executive Officer